EXHIBIT 10.42



              AMENDMENT NO. 1 TO THAT CERTAIN CONVERTIBLE DEBENTURE
                   DATED DECEMBER 24, 1999 ("Amendment No. 1")


US$2,000,000                                                    Debenture No. 2

                            THE NEPTUNE SOCIETY, INC.
                              a Florida Corporation

                              CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND/OR THE STATE ACTS.

This Amendment No. 1 is dated effective as of December 31, 2001.

     THE NEPTUNE SOCIETY, INC., a Florida corporation (the "Corporation"), is indebted to D.H. Blair Investment Banking Corp., a New York corporation (together with any successor thereto and any other person who becomes a holder of this Debenture, "Holder"), under the terms of a Debenture dated December 24, 1999 (the "Debenture") in the principal amount of Two Million ($2,000,000) (the "Principal Amount"), due February 24, 2005 (the "Due Date")(unless the Debenture shall have been sooner called for redemption or the amount owing hereunder accelerated upon the occurrence of a Default Event as hereinafter provided) and bearing interest on the Principal Amount at the rate of thirteen per cent (13%) per annum as provided therein.

This Amendment No. 1 amends the Debenture pursuant to the terms and conditions of a Debenture and Warrant Amendment Agreement (the "Amendment Agreement") dated effective as of December 31, 2001, among the Corporation, the Holder, and CapEx, L.P., a Delaware limited partnership ("Agent").

NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree with each other as follows:

1. All capitalized terms in this Amendment No. 1 unless otherwise defined shall have the meaning as defined in the Debenture.



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2.  The  effective  date of this  Amendment  No. 1 is  December  31,  2001  (the
"Effective Date"), and all calculations and determinations related to the Debenture, as amended by this Amendment No. 1, shall be based on the Corporation's issued and outstanding share capital and made as of March 15, 2002 unless provided otherwise in this Amendment No. 1.

3. Section 1.1 of the Debenture shall be deleted in its entirety and replaced with the following term:

          1.1 Current and Deferred Interest. Subject to Section 1.2, interest which shall accrue on the Principal Amount shall be payable as follows:

               (a) From December 24, 1999 until May 31, 2003, one-half of the amount thereof or six and one-half percent (6-1/2%) per annum (such portion of interest being hereinafter sometimes referred to as "Current Interest") in arrears in monthly installments on the first day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid Current Interest shall have been paid in full.

               (b) From December 24, 1999 until May 31, 2003, one-half of the amount thereof or six and one-half percent (6-1/2%) per annum (such portion of interest being hereinafter sometimes referred to as "Deferred Interest") shall accrue and be payable in monthly installments of $10,000 beginning June 1, 2003 or such earlier date on which the Principal Amount shall become due and payable as herein provided (each, a "Deferred Interest Installment"); provided, however, that if at any time the Corporation reasonably determines that based on its existing and forecasted Cash Flow (as defined in
                    Section 5.18(a)), the Corporation would not have sufficient cash or cash equivalents to pay debts of the Corporation in the ordinary course of business after making such scheduled Deferred Interest Installment (a "Deferral Condition"), upon written notice by the Corporation (an "Amortization Deferral Notice"), the scheduled Deferred Interest Installment shall be deferred until such time as the Deferral Condition no longer exists, at which time the Deferred Interest
                    Installment shall be immediately due and payable. In the event the Corporation issues one or more Amortization Deferral Notices, the Holder may elect (i) to receive all or a portion of the accrued and outstanding Deferred Interest in a lump sum cash payment on the Due Date, or (ii) at any time and from time-to-time, upon five days written notice (the "Deferred Interest Conversion Notice"), to convert all or any part of the accrued and unpaid Deferred Interest Installments into such number of fully paid and non-assessable shares of voting Common Stock of the Corporation (the "Common Stock") at a conversion price equal to the lesser of: (1) the "Trailing Average Bid Price" (as defined below) or (2) $2.00 per share of Common Stock. The Corporation shall deliver to Agent an Amortization Deferral Notice no later than five (5) business days prior to the scheduled Deferred Interest Installment for which the Deferral Condition exists and such Amortization Deferral Notice shall contain a Cash Flow schedule prepared in good faith and certified by the Corporation's principal financial officer or Chief Financial Officer, which supports the Deferral Condition. If Agent disagrees with such Deferral Condition determination, the independent certified public accountant at that time retained by the Corporation to audit its books and records shall determine if a Deferral Condition exists, and a determination by such independent certified public accountant shall be final, conclusive and binding. "Trailing Average Bid Price" means, for the purposes of this Section 1.1(b), the average of the closing bid price for the Corporation's Common Stock on the principal market for such Common Stock as reported by Bloomberg Financial using the AQR function for the 90 day period prior to the date of the Deferred Interest Conversion Notice.

               (c) From June 1, 2003 until the Due Date, the full interest of thirteen percent (13%) per annum (such portion of interest being hereinafter sometimes referred to as "Full Interest") in arrears in monthly installments on the first day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full as herein provided.

          Any overdue installment of Current Interest, Deferred Interest Installment (whether or not it has not been deferred as a result of an Amortization Deferral Notice) and Full Interest shall bear interest at the aforesaid rate of thirteen percent (13%), compounded monthly, on each interest payment date, until paid. For greater certainty, no Deferred Interest shall bear interest unless it is not paid on the date when the same shall become due, in which case all such overdue Deferred Interest and/or Deferred Interest Installment from such date shall bear interest at the aforesaid rate of thirteen percent (13%), compounded monthly, and shall accrue and be payable until paid. All accrued and unpaid Current Interest, Deferred Interest, Deferred Interest Installment and Full Interest shall be payable on the Due Date or such earlier date on which the Principal Amount shall become due and payable as herein provided. All payments of principal or interest shall be made to Agent at 518 Seventeenth St., Suite 1700, Denver, Colorado 80202, or at such other place as may be designated by Agent.

4. Section 2.2 of the Debenture shall be deleted in its entirety and replaced with the following term:

          2.2 Notice.  Holder may exercise the conversion right provided in this
     Section 2 by Agent giving written notice on its behalf (the "Conversion Notice") to the Corporation of the exercise of such right and stating the address to which the stock certificate or stock certificates for the shares of Common Stock to be issued (to be in the name of Holder) shall be delivered. The Conversion Notice shall be accompanied by this Debenture. The number of shares of Common Stock that shall be issuable upon conversion of this Debenture shall equal six hundred sixty-six thousand six hundred and sixty six and two-thirds (666,666.666) multiplied by the Conversion Ratio as defined and determined in accordance with Section 3 in effect on the date the Conversion Notice is given; provided, however, that in the event that this Debenture shall have been partially redeemed or converted prior to the date of such Conversion Notice, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share.

5. Section 3.2(a) of the Debenture shall be deleted in its entirety and replaced with the following term:

      3.2 Additional Common Stock.

          (a) If and whenever any shares of Additional Common Stock (as hereinafter defined) shall be issued by the Corporation (i) for a cash consideration less than the amount per share determined by dividing (a) $3.00 by (b) the Conversion Ratio in effect at the close of business on the business day immediately preceding the day of such issue (the "Initial Conversion Ratio"), or (ii) without consideration, then in each such case, the Initial Conversion Ratio shall be increased effective as of the opening of business on the date of such issue (the "Issue Date") to the Conversion Ratio determined: (1) by multiplying (A) $3.00 times (B) the aggregate number of shares of Common Stock issued and outstanding at the close of business on the Issue Date (the "Issue Date Shares") and (2) by dividing the product thus determined by the sum of the following clauses (3) and
     (4): (3) $3.00 divided by (x) the Initial Conversion Ratio and the quotient thus determined multiplied by (y) the number of shares of Common Stock issued and outstanding at the close of business on the business day immediately preceding the Issue Date; plus (4) the amount of the consideration (if any) received by the Corporation for the shares of Additional Common Stock issued on the Issue Date. Provided, however, that if the Conversion Ratio is adjusted as a result of a transaction under
     Section  3.3 of this  Debenture,  the  Conversion  Ratio Cap (as defined in
     Section 3.3 (b), if applicable) shall not apply for the purposes of calculating an adjustment to the Conversion Ratio under this Section 3.2
     (a).

     For greater certainty and by way of example, if the Corporation's issued and outstanding Common Stock shall be combined into a smaller number of shares of Common Stock on a four (old share) for one (new share) basis, the Conversion Ratio, solely for the purposes of the calculation of the adjustments under this Section 3.2(a), shall be adjusted to 1/4 and the effective conversion price of the Debenture shall be $12.00 per share; notwithstanding the fact that the actual effective Conversion Ratio in this example would be equal to 1, the Conversion Ratio Cap (as defined in Section 3.3(b)), and the effective conversion price of the Debenture would be $3.00 per share. For greater certainty and by way of example, if the Corporation's issued and outstanding Common Stock shall be subdivided or split up into a greater number of shares of Common Stock on a one (old share) for four (new share) basis, the Conversion Ratio shall be 4 and the effective conversion price of the Debenture shall be $0.75 per share.

6. Section 3.2(e)(iii) of the Debenture shall be deleted in its entirety and replaced with the following term:

          (iii) shares initially to be issued by the Corporation in connection with and as consideration for the acquisition by the Corporation or any Subsidiary of the assets or stock of another corporation ("Acquisition Shares") pursuant to a bona fide purchase and sale transaction with one or more persons acting at arm's length from the Corporation, the Subsidiaries and their respective directors, officers and significant shareholders, provided such transaction is in good faith approved by the Board of Directors of the Corporation. For greater certainty, Acquisition Shares shall mean only that number of shares which may be determinable on the closing date of such acquisition and which are expressly agreed to be issued as consideration in connection with the acquisition; Acquisition Shares shall not include any additional shares or securities that are required to be issued as a result of reset or other rights to granted in a purchase or sale transaction unless expressed consented to in writing by the Holder.

7. Section 3.3 of the Debenture shall be deleted in its entirety and replaced with the following term:

     3.3 Subdivisions and Combinations.

          (a) In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock (a "Forward Split"), the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock (a "Reverse Split"), the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately decreased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be. In the event of any Forward Split, the number of shares of Common Stock issued and outstanding immediately after such subdivision or split up, to the extent of the excess thereof over the number of shares of Common Stock issued and outstanding immediately before such subdivision or split up, exclusive of that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Common Stock, shall be deemed to be Additional Common Stock and to have been issued without consideration immediately after the opening of business on the business day immediately after the Split Record Date.

          (b) Conversion Ratio Cap. Notwithstanding Section 3.3(a), in no event will the Conversion Ratio be decreased below 1 or cause the effective conversion price of the Debentures to be more than $3.00 per share of Common Stock (the Conversion Ratio Cap"); provided, however, that Holder agrees that until the earlier of: (i) the Corporation issuing shares of Common Stock or Equity Securities (as defined in Section 4.1) in satisfaction of $750,000 or more of its present aggregate debt liabilities owed to either (A) Consulting Commerce Distribution AG/SA/LTD in the amount of $1,500,000 and/or (B) Private Investment Corporation, Ltd. in the amount of $1,000,000; (ii) the Corporation issuing new shares of Common Stock or Equity Securities for gross cash consideration of at least $1,000,000;
     (iii) the Corporation issuing at least 1,000,000 new shares (as adjusted to give effect to any capital reclassification, stock dividend, subdivision, split up, combination, consolidation or other reorganization of Common Stock occurring after March 15, 2002) of Common Stock or Equity Securities (which Equity Securities would include any preferred stock or convertible securities which are at the time of issuance or could at some future time be convertible into Common Stock); (v) 120 days after the Corporation effects a Reverse Stock Split (as defined in Section 7.2 of the Amendment Agreement); or (v) September 15, 2002, in no event shall Holder, its affiliates or a transferee of all or a portion of this Debenture convert, in one or more transactions, all or a portion of this Debenture, in any transaction which upon giving effect to one or more conversions, would cause the Corporation to issue to Holder, its affiliates or a transferee of all or a portion of this Debenture, an aggregate number of shares of Common Stock (issued as a result of such conversions) that would exceed 8.0% of the outstanding shares of the Common Stock immediately following the last such conversion.

8. Notwithstanding the foregoing, the Corporation and the Holder hereby agree that if the Corporation fails to effect the Reverse Stock Split (as defined in Section 5.21 of the Amendment No. 1) on or before June 30, 2002, then without further action by the Corporation or the Holder, (1) Section 7 shall be terminated, rescinded, cancelled, and shall be null and void, and (2) Section
3.3 of the original Debenture shall be restored in its entirety and the Holder shall have all rights thereunder.


9. Section 5.7(b) of the Debenture shall be deleted in its entirety and replaced with the following term:

          (b) issue any Equity Securities of the type described in Section 4.1(c), other than, in the case of the Corporation only, (i) stock options to employees, officers or directors of the Corporation or a Subsidiary pursuant to employee stock option plans approved of by Agent and in any event not where the total number of shares of Common Stock obtainable under all such Equity Securities outstanding (including options and warrants existing as of the date hereof) is greater than 10% of the issued and outstanding shares of Common Stock at that time, (ii) Acquisition Shares, and (iii) Common Stock issuable upon any exercise of common share warrants of the Corporation existing as of March 15, 2002 ;

10. Section 5.15 of the Debenture shall be deleted in its entirety and replaced with the following term:

          5.15 Key Man Insurance. The Corporation will use its best efforts to maintain the 10 year minimum, level premium, term life insurance on the life of Marco Markin, the Chief Executive Officer (the "Chief Executive Officer") of the Corporation, in the amount of at least $5,000,000, naming Agent as beneficiary, and will pay all premiums thereunder during the term thereof. In the event of the Chief Executive Officer's death while any portion of the Principal Amount or any interest remains outstanding hereunder or under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement, the proceeds of such life insurance shall be deposited into a collateral account with a financial institution acceptable to the Agent, which account (and all rights therein and proceeds thereof) shall be assigned by the Corporation to Agent as additional collateral security for the Corporation's obligations hereunder, and shall be released to the Corporation only upon the conversion of the entire Principal Amount of this Debenture or upon the repayment in full of the Principal Amount and all other amounts outstanding hereunder. At any time and from time to time prior to the Chief Executive Officers' death where the Principal Amount and the principal amount owing under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement (the "Total Debenture Purchase Amount") is less than $5,000,000, the Corporation shall be entitled, by notice given to the Agent, but not required, to reduce the amount of such insurance (or replace such insurance policy with a like policy in such less amount), provided that the new amount of insurance is not less than the Total Debenture Principal Amount at that time. Upon satisfaction by repayment, redemption or conversion of the Total Debenture Principal Amount and all other indebtedness owing under this Debenture and under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement, Agent shall do all things necessary to assign the benefit of such life insurance policy to the
     Corporation. It is hereby expressly acknowledged by Agent and the Purchasers that the proceeds of such life insurance policy or policies shall be payable to Agent solely as additional collateral security for the obligations of the Corporation under the Debentures and the Security, and under no circumstances shall Agent or either Purchaser be entitled to any portion of such proceeds in excess of such obligations, but shall be required to remit such excess to the Corporation after full satisfaction of such obligations forthwith upon request"

11. (a) Section 5.16 and Section 3.2(g) of the Debenture shall be deleted in its entirety.

     (b) Notwithstanding Section 11(a) above, the Corporation and the Holder hereby agree that if the Corporation fails to effect the Reverse Stock Split (as defined in Section 5.21 of Amendment No. 1) on or before June 30, 2002, then without further action by the Corporation or the Holder, (1) Section 11(a) shall be terminated, rescinded, cancelled, null and void, and (2) Section 5.16 of the original Debenture shall be restored in its entirety and the Holder shall have all rights thereunder. Notwithstanding the foregoing, the Corporation and the Holder hereby agree that Section 5.16 of the

Debenture shall not apply to any offer or sale of Equity Offerings (as that term is defined in Section 5.16(b) of the Debentures) specifically set forth on
Schedule 4.2 of the Amendment Agreement.


12. The first paragraph of Section 5.18 and subsection (a) of the Debenture shall be deleted in its entirety and replaced with the following term:

          5.18 Financial Covenant. The Corporation and its Subsidiaries shall at all times maintain (on a consolidated basis) the Fixed Charge Coverage Ratios for the following periods:


                                                                   Fixed Charge
                                 Period                       Coverage Ratio

     Three Month Period Ended March 31, 2002                     1.10:1.0

     Three Month Period Ended June 30, 2002                      1.10:1.0

     Three Month Period Ended September 30, 2002                 1.30:1.0

     Three Month Period Ended December 31, 2002                  1.30:1.0

     For each Three Month Period Thereafter                      1.60:1.0

     Provided however, that the Corporation may adjust the Fixed Charge Coverage Ratio by 0.20 one (1) time for any three month period beginning after the three month period ended June 30, 2002. For greater certainty and by way of example, if the actual calculated Fixed Charge Coverage Ratio for the three month period ended December 31, 2002 is 1.15:1.0, then the Corporation may use this one time fixed coverage ratio adjustment of 0.20 and the Fixed Charge Coverage Ratio for such period shall be deemed to be 1.35:1.0.

          (a) "Cash Flow" means with respect to the Corporation and its Subsidiaries, for any period, the sum without duplication, of (i) net income, (ii) deferred pre-need merchandise revenues less the deduction of deferred pre-need merchandise costs, and (iii) to the extent net income has been reduced thereby, (A) all income taxes of the Corporation and its Subsidiaries accrued in accordance with generally accepted accounting principles in the United States ("GAAP") for such period (other than income taxes attributable to extraordinary or non recurring gains or losses), (B) interest expense, (C) non-cash charges, and (D) the amount of any and all lease obligations, including but not limited to equipment leases and real property leases, of the Corporation and its Subsidiaries, paid, accrued, or scheduled to be paid or accrued during such period, all determined in accordance with GAAP.

13. Article 5 shall be amended to add the following terms:

          5.21 Share Consolidation. The Corporation agrees to use its best efforts to effect a consolidation of its issued and outstanding shares of Common Stock on a four (old) share for one (new) share basis, no later than June 30, 2002 (the "Reverse Stock Split"). The Corporation shall provide the Agent with Articles of Amendment to the Corporation's Articles of Incorporation effecting the reverse split, certified by the Secretary of State of Florida as soon as practicable following the Reverse Stock Split.

          5.22 Issuance of Additional Common Stock. The Corporation agrees that as long as the principal amount of this Debenture is $300,000 or more, the Corporation will not after the March 15, 2002, without the prior written consent of the Holder:

          (a) issue Equity Securities to cause the Fully Diluted Capital of the Company to exceed 6,250,000 shares of Common Stock, after giving effect to the Reverse Stock Split, unless such Equity Securities are issued for consideration in cash or with a Fair Market Value in excess of $2.00 per share of Common Stock (as calculated on a post Reverse Stock Split basis); or

          (b) issue Equity Securities to cause the Fully Diluted Capital of the Company to exceed 7,500,000 shares of Common Stock, after giving effect to the Reverse Stock Split.

     For the purposes of this Section 5.22, "Fully Diluted Capital" means the issued and outstanding shares of Common Stock on a fully diluted basis (after giving effect to conversion, exchange, exercise or otherwise of preferred stock, convertible debentures, convertible instruments, options warrants or other rights to acquire Common Stock); provided however:

          (i) that such calculation of the Fully Diluted Capital shall not include the shares of Common Stock issuable upon conversion of the Debentures; and

          (ii) the references to 6,250,000 shares and $2.00 in subsection (a) above and the calculation of Fully Diluted Capital shall be adjusted to give effect to any capital reclassification, stock dividend, subdivision, split up, combination, consolidation or other reorganization of Common Stock.

14. The Section 7.1 of the Debenture shall be deleted in its entirety and replaced with the following term:

          7.1 Default Events. The entire unpaid and unredeemed balance of the Principal Amount and all Current Interest, Deferred Interest and Default Interest accrued and unpaid on this Debenture shall, at the election of Agent, be and become immediately due and payable, and the Security Agreement and any and all other security documents held by Agent shall become immediately enforceable, upon the occurrence of any of the following events (a "Default Event"):

          (a) the non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Debenture or with respect to any other indebtedness owed by the Corporation;

          (b) default by the Corporation in the performance of or compliance with any term or any provision of the Debenture Purchase Agreement and the Amendment Agreement;

          (c) default by the Corporation in the performance of or compliance with any term or provision of this Debenture or the Security Agreement, where such default is not remedied within thirty (30) days after Agent gives the Corporation written notice thereof;

          (d) the occurrence of a breach by Mr. Marco Markin of his obligations under Section 7 of the Right of First Refusal Agreement of even date herewith between him, the Corporation, Holder and the holder of the other debenture issued under the Debenture Purchase Agreement;

          (e) the occurrence of a material breach by Mr. Marco Markin under his employment agreement to be entered into pursuant to Section 5.19 (as such agreement is constituted on the date entered into and as the same may be amended with the written consent of Agent and without consideration of any waiver thereof by the Corporation);

          (f) Mr. Marco Markin ceasing to hold the office of Chief Executive Officer of the Corporation;

          (g) the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $250,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets; or

          (h) any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

15. Section 8.5 of the Debenture shall be deleted in its entirety and replaced with the following term:

          8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
     (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

     to the Corporation at:

                  The Neptune Society Inc.
                  3500 Olive Street, Suite 1430
                  Burbank, California  91505
                  Telecopier No. (818) 953-9844
                  Attn:  Marco Markin, Chief Executive Officer

     with a copy to:

                  Dorsey & Whitney LLP
                  1420 Fifth Avenue, Suite 3400
                  Seattle, Washington
                  Telecopier No. (206) 903-8820
                  Attn:  Randal R. Jones, Esq.

     to Agent, on behalf of Holder at:

                  c/o CapEx, L.P.
                  518 17th St., Suite 1700
                  Denver, CO  80202
                  Telecopier No. (303) 869-4644
                  Telephone No. (303) 869-4700
                  Attention:  Evan Zucker, Managing Partner

     with a copy to:

                  Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
                  1225 Seventeenth Street, 29th floor
                  Denver, Colorado 80202-5528
                  Telecopier No. (303) 292-4510
                  Telephone No. (303) 292-2900
                  Attention: Karl Leppmann, Esq.

or at such other address as the Corporation or Agent may designate by ten (10) days advance written notice to the other parties hereto.


16. Rescission of Section 7 and 11(a) of Amendment. The Corporation and the Holder hereby agree that if the Corporation fails to effect the Reverse Stock Split (as defined in Section 5.21 of the Amendment No. 1) on or before June 30, 2002, Sections 7 and 11(a) of this Amendment No. 1 shall be terminated, rescinded and cancelled (to apply, however, only to the extent the Debenture has not been previously converted), without further action by the Corporation or the Holder. In the event of such termination, (a) Section 3.3 of the original Debenture shall be restored in its entirety and the Holder shall have all rights thereunder, and (b) Section 5.16 of the original Debenture shall be restored in its entirety and the Holder shall have all rights thereunder. Notwithstanding the foregoing, the Corporation and the Holder hereby agree that Section 5.16 of the Debenture shall not apply to any offer or sale of Equity Offerings (as that term is defined in Section 5.16(b) of the Debentures) specifically set forth on
Schedule 4.2 of the Amendment Agreement.


     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Debenture to be duly executed under its corporate seal.

THE NEPTUNE SOCIETY, INC.


By: /s/ Marco Markin
   -----------------------------------
Marco Markin, Chief Executive Officer




D.H. BLAIR INVESTMENT BANKING CORP.



By: /s/ J. Morton Davis
   -----------------------------------
   Name:  J. Morton Davis
      Title:  Chairman